EXHIBIT C
         SCHEDULE TO MONTHLY NOTEHOLDERS' STATEMENT

        MBNAseries
         MBNA CREDIT CARD MASTER NOTE TRUST


        MONTHLY PERIOD ENDING June 30, 2001

           Reference is made to the 2001-D
Supplement (the "Series 2001-D" Supplement), dated as of May
        24, 2001, between MBNA America Bank,
National Association, a national banking association (the
        "Bank"), as Seller and Servicer, and
The Bank of New York, as Trustee, the Indenture (the
        "Indenture"), dated as of May 24, 2001
and the Indenture Supplement (the "Indenture
        Supplement"), dated as of May 24, 2001
, each between MBNA Credit Card Master Note Trust, as
        Issuer, and "The Bank of New York, as
Indenture Trustee.  Terms used herein and not defined
        herein have the meanings ascribed to
them in the 2001-D Supplement, the Indenture and the Indenture Supplement, as applicable.


           The following computations are
prepared with respect to the Transfer Date of July 13, 2001 and with respect to the performance of the
Trust during the related Monthly Period.



	   -
A. Targeted deposits to Interest Funding sub-Accounts:


                        Targeted Deposit        Actual Deposit to       Shortfall from  Interest Funding        Interest Funding
                        to Interest             Interest Funding        earlier Monthly sub-account Balance     sub-Account
                        Funding                 sub-Account for         Periods         prior to Withdrawals    Earnings
                        sub-Account for         applicable Monthly
                        applicable Monthly      Period
                        Period




        Class A:
        Class A(2001-1) $7,187,500.00           $7,187,500.00           $0.00           $7,187,500.00           $0.00
        Class A Total:  $7,187,500.00           $7,187,500.00           $0.00           $7,187,500.00           $0.00
        Class B:
        Class B(2001-1) $1,619,687.50           $1,619,687.50           $0.00           $1,619,687.50           $0.00
        Class B Total:  $1,619,687.50           $1,619,687.50           $0.00           $1,619,687.50           $0.00
        Class C:
        Class C(2001-1) $1,868,125.00           $1,868,125.00           $0.00           $1,868,125.00           $0.00
        Class C Total:  $1,868,125.00           $1,868,125.00           $0.00           $1,868,125.00           $0.00
        Total:          $10,675,312.50          $10,675,312.50          $0.00           $10,675,312.50          $0.00


	   -
B. Interest to be paid on the corresponding Payment Date:
                                                                                        Amount of interest to
                                                                                        be paid on
                                                                                        corresponding
                                                                                        Interest Payment Date
                        CUSIP           Interest Payment Date   InterestRate
                        Number

        Class A
        Class A(2001-1) 55264TAC5       July 16, 2001           5.7500000%              $7,187,500.00
                                                                        Total Class A   $7,187,500.00
        Class B
        Class B(2001-1) 55264TAA9       July 16, 2001           4.3550000%      $1,619,687.50
                                                                        Total Class B   $1,619,687.50
        Class C
        Class C(2001-1) 55264TAB7       July 16, 2001           5.0300000%              $1,868,125.00
                                                                        Total Class C   $1,868,125.00



	   -
C. Targeted deposits to Class C Reserve sub-Accounts:
                Targeted Deposit to     Actual Deposit              Class C Reserve Class C
                Class C Reserve         to Class C                  sub-Account Balance Reserve
        sub-Account for Reserve on
Transfer Date   sub-Account
        applicable Monthly      sub-
Account for     prior to withdrawals    Earnings
        Period  applicable
        Monthly Period




        Class C(2001-1) $0.00   $0.00   $0.00   $0.00
        Total Class C:  $0.00   $0.00   $0.00   $0.00



	   -
D. Withdrawals to be made from the C Reserve sub-Accounts on the corresponding Transfer Date:

        Withdrawals for Withdrawals for Class
C Reserve
        Interest        Principal       sub-
Account Balance
        on
Transfer Date
        after
withdrawals





        Class C
        Class C(2001-1) $0.00   $0.00   $0.00
        Total Class C:  $0.00   $0.00   $0.00


	   -
 E. Targeted deposits to Principal Funding sub-Accounts:

         Targeted Deposit to    Actual Deposit to       Shortfall from  Principal       Principal Funding
        Principal Funding       Principal Funding       earlier Monthly Funding sub-Account
        sub-Account for sub-Account for Periods sub-
Account Earnings
        applicable Monthly
        applicable Monthly
        Balance on
        Period  Period
        Transfer Date







        NOTHING TO REPORT





	   -
F. Principal to be paid on the corresponding Principal Payment Date:

        CUSIP Number    Principal       Amount of
principal
        Payment Date    to be paid on
        corresponding
        Principal
Payment
        Date





        NOTHING TO REPORT




	   -

 G.      Stated Principal Amount, Outstanding Dollar Principal Amount and
Nominal Liquidation Amount for the related Monthly
        Period (after taking into account deposits and withdrawals on the related Transfer Date):


        Initial Dollar  Outstanding     Adjusted
Outstanding     Nominal Liquidation
        Principal  Amount       Principal       Principal Amount        Amount
        Amount


        Class A
        Class A(2001-1) $1,000,000,000.00       $1,000,000,000.00       $1,000,000,000.00       $1,000,000,000.00

        Total Class A:  $1,000,000,000.00       $1,000,000,000.00       $1,000,000,000.00       $1,000,000,000.00

        Class B
        Class B(2001-1) $250,000,000.00 $250,000,000.00 $250,000,000.00 $250,000,000.00

        Total Class B:  $250,000,000.00 $250,000,000.00 $250,000,000.00 $250,000,000.00

        Class C
        Class C(2001-1) $250,000,000.00 $250,000,000.00 $250,000,000.00 $250,000,000.00

        Total Class C:  $250,000,000.00 $250,000,000.00 $250,000,000.00 $250,000,000.00
        Total:  $1,500,000,000.00       $1,500,000,000.00       $1,500,000,000.00       $1,500,000,000.00


	   -
H. Class A Usage of Class B and Class C Subordinated Amounts:

        Class A Usage of        Class A Usage of Class  Cumulative Class A      Cumulative Class A
        Class B C Subordinated Amount   Usage of Class B        Usage of Class C
        Subordinated Amount     for this Monthly
Period  Subordinated Amount     Subordinated
Amount
        for this Monthly
        Period





        NOTHING TO REPORT




	   -
I. Class B Usage of Class C Subordinated Amounts:
        Class B Usage of Class C        Cumulative
Class B
        Subordinated Amount for Usage of Class
C
        this Monthly Period     Subordinated
Amount




        NOTHING TO REPORT



	   -
J. Nominal Liquidation Amount for Tranches of Notes Outstanding during related Monthly Period:


        Beginning Nominal       Increases from  Increases from  Reimbursements  Reductions due to
Reductions due to       Reductions due to       Ending Nominal
        Liquidation Amount      accretions on   amounts withdrawn       from Available  reallocations
of        Investor        amounts on      Liquidation
        Principal for   from the Principal      Funds   Available Principal     Charge-Offs     deposit in the  Amount
        Discount Notes  Funding Amounts Principal Funding
        sub-Account in  sub-Account
        respect of
        Prefunding Excess
        Amount






        Class A
        Class A(2001-1) $1,000,000,000.00       $0.00   $0.00   $0.00   $0.00   $0.00   $0.00   $1,000,000,000.00

        Total Class A:  $1,000,000,000.00       $0.00   $0.00   $0.00   $0.00   $0.00   $0.00   $1,000,000,000.00

        Class B
        Class B(2001-1) $250,000,000.00 $0.00   $0.00   $0.00   $0.00   $0.00   $0.00   $250,000,000.00

        Total Class B:  $250,000,000.00 $0.00   $0.00   $0.00   $0.00   $0.00   $0.00   $250,000,000.00

        Class C
        Class C(2001-1) $250,000,000.00 $0.00   $0.00   $0.00   $0.00   $0.00   $0.00   $250,000,000.00

        Total Class C:  $250,000,000.00 $0.00   $0.00   $0.00   $0.00   $0.00   $0.00   $250,000,000.00
         Total: $1,500,000,000.00       $0.00   $0.00   $0.00   $0.00   $0.00   $0.00   $1,500,000,000.00


        K. Payout Excess Spread and 3 Month Excess Available Funds:
        PayoutExcessSpread      5,225,786.69

        Is 3 Month Excess Available Fund less than 0?       NO




           IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Monthly Not

        MBNA
AMERICA BANK,

        NATIONAL
ASSOCIATION,

         as
Beneficiary of the MBNA Credit
        Card
Master Note Trust

         and
         as
Servicer of the MBNA Master
        Credit
Card Trust II




        Name:   Jack
Fioravanti
        Title:
        Senior
Vice President